UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 8, 2025

NCR ATLEOS CORPORATION

(Exact name of registrant as specified in its charter)

Commission File Number 001-41728

Maryland	92-3588560
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

864 Spring Street NW

Atlanta, GA 30308

(Address of principal executive offices and zip code)

Registrant's telephone number, including area code: (832) 308-4999

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	NATL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).               Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Executive Vice President and Chief Financial Officer

On January 8, 2025, NCR Atleos Corporation (the “Company”) appointed Andrew Wamser as its Executive Vice President and Chief Financial Officer, effective as of January 27, 2025 (the “Effective Date”). Mr. Wamser will succeed Paul Campbell in his role as Executive Vice President and Chief Financial Officer as of the Effective Date.

Mr. Wamser served as Senior Vice President and Chief Financial Officer of BlueLinx Holdings Inc. (NYSE: BXC), a wholesale distributor of building and industrial products, from July 2023 to January 2025. Prior to that, Mr. Wamser served as Executive Vice President and Chief Financial Officer of Mativ Holdings (NYSE: MATV), a global specialty materials company, where he was responsible for financial planning and analysis, tax, treasury, accounting, investor relations, and strategy / M&A. Prior to that, Mr. Wamser served as Vice President, Finance, Treasurer and Investor Relations, at AutoNation (NYSE: AN). Earlier in his career, Mr. Wamser held investment banking roles at Barclays Capital and at UBS, where he was a Managing Director that supported clients in the Global Industrials Group. Mr. Wamser has a Master of Business Administration from Washington University in St. Louis and Bachelor of Arts from Miami University (Ohio).

In connection with Mr. Wamser’s appointment, Mr. Wamser and the Company entered into offer letter, pursuant to which Mr. Wamser will receive an annual base salary of $550,000 and participate in the Company’s Management Incentive Plan with a total annual cash target bonus opportunity of 100% of his base salary. Mr. Wamser will also receive an equity award under the Company’s Stock Incentive Plan with a grant date value equal to $2,000,000 to be delivered in the form of time-based restricted stock units with a three-year cliff vesting schedule. Pursuant to the offer letter, Mr. Wamser will also participate in the Company’s annual management long-term incentive equity award program, with a 2025 target incentive award of $1,500,000. In the event of a qualifying termination, Mr. Wamser will also be eligible to participate in the Company’s Executive Severance Plan with a separation benefit of one times his annual base salary and target bonus, and will participate in the Company’s Change in Control Severance Plan with a separation multiplier equal to two-hundred percent. The offer letter also contains customary employment terms and conditions, and in-term and post-term restrictive covenants applicable to Mr. Wamser.

The foregoing description of Mr. Wamser’s offer letter in this Item 5.02 is qualified in its entirety by reference to the full text of the offer letter, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

There are no arrangements or understandings between Mr. Wamser and any other person pursuant to which Mr. Wamser was appointed as Executive Vice President and Chief Financial Officer and there are no family relationships between Mr. Wamser and any director or other executive officer of the Company, and he has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Departure of Former Executive Vice President and Chief Financial Officer

In order to facilitate the transition, Mr. Campbell will remain with the Company as an employee until April 1, 2025, continuing under his existing employment and compensation terms until his departure. For purposes of Company’s Executive Severance Plan and the awards governing his outstanding equity awards, Mr. Campbell’s departure will be treated as a termination without “cause.” As a result, Mr. Campbell will be entitled to receive severance benefits consistent with a termination without “cause,” as described under the captions “Current Employment Arrangements with Our Named Executive Officers” and “Executive Compensation Tables—Potential Payments Upon Termination or Change of Control” in the Company’s Definitive Proxy Statement for the 2024 annual meeting of its stockholders, filed with the Securities and Exchange Commission on April 1, 2024.

In addition, in connection with his departure, the Company and Mr. Campbell will enter into a Separation Agreement and General Waiver and Release (the “Separation Agreement”) confirming the severance benefits and post-termination obligations pursuant to the Company’s Executive Severance Plan and the awards governing his outstanding equity awards, which will include a customary release of claims. The foregoing summary of the Separation Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Separation Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2024.

Item 7.01	Regulation FD Disclosure

On January 14, 2025, the Company issued a press release announcing the departure of Mr. Campbell and the appointment of Mr. Wamser as Executive Vice President and Chief Financial Officer. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

The information furnished pursuant to Item 7.01 of this Current Report on 8-K and in Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Exchange Act, is not subject to the liabilities of that section and is not deemed incorporated by reference into any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, except as otherwise expressly stated in such filing.

Item 9.01.	Financial Statements and Exhibits

(d)Exhibits:

The following exhibits are attached with this current report on Form 8-K:

Exhibit No.	Description
10.1+	Offer Letter, dated January 8, 2025, between the Company and Andrew Wamser
99.1	Press Release of NCR Atleos Corporation
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

+ Indicates management compensatory plan or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NCR Atleos Corporation

By:	/s/ Ricardo Nuñez
Ricardo Nuñez
Executive Vice President, General Counsel and Corporate Secretary

Date: January 14, 2025